Exhibit 4.2
Form of Note
This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

Form of Note
MEDCO HEALTH SOLUTIONS, INC.
4.125% Notes due 2020

No. [ ]
CUSIP No. 58405U AG7	$
     MEDCO HEALTH SOLUTIONS, INC., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to, or registered assigns, the principal sum of                                           DOLLARS ($                    ) on September 15, 2020, and to pay interest thereon from September 10, 2010, semi-annually on March 15 and September 15 in each year, commencing March 15, 2011, at the rate of 4.125% per annum, until the principal hereof is paid or made available for payment. Interest on this Security shall be calculated on a pro rata basis using twelve 30-day months and a 360-day year. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     Payment of the principal of and interest on this Security shall be payable at the Corporate Trust Office of U.S. Bank Trust National Association, located at 100 Wall Street, Suite 1600, New York, NY 10005 or at such other office or agency of the Company maintained for that purpose in New York, NY, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, interest may be paid by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register or by transfer to an account maintained by the payee with a bank located in the United States; and, provided, further, that so long as this Security is registered in the name of DTC or its nominee, principal and interest payments will be paid to DTC or its nominee, as the Holder, by wire transfer in same-day funds.

1

     For purposes of the Indenture, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.
     All terms used in this Security that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

2

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Dated:                     , 2010

MEDCO HEALTH SOLUTIONS, INC.
By:
Name:
Title:

Attest:
By:
Name:
Title:

Dated:                     , 2010
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION, As Trustee
By:
Authorized Signatory

Reverse of Security
          1. Indenture and Principal Amount
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 18, 2008 (herein called the “Indenture”), from the Company to U.S. Bank Trust National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to FIVE HUNDRED MILLION DOLLARS ($500,000,000) except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, Securities pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and subject to the right of the Company to “re-open” the Series of Securities.
          2. Optional Redemption
     The Securities of this series are subject to redemption (in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof) upon not less than 30 days’ but not more than 60 days’ notice by mail, at any time, as a whole or in part, at the election of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount, together in the case of any such redemption with accrued and unpaid interest to the redemption date and (ii) the Make-Whole Amount for the Securities. On or after the redemption date (unless the Company defaults in the payment of the redemption price and accrued interest) interest will cease to accrue on the Securities or portions of them called for redemption.
     “Make-Whole Amount” means the sum, as determined by the Quotation Agent (defined below), of the present values of the Remaining Scheduled Payments (as defined below) on the Securities being redeemed, discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate (defined below), plus accrued and unpaid interest on the principal amount of the Securities being redeemed to the redemption date.
     “Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (as defined below) (if no maturity is within three months before or after the remaining term of the Securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day preceding the redemption date, plus 0.25%.
     “Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the stated maturity of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.
     “Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations; provided, however, that if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the Comparable Treasury Price shall be the average of all Reference Treasury Dealer Quotations so received.
     “Quotation Agent” means the Reference Treasury Dealer selected by the Company to act as Quotation Agent.
     “Reference Treasury Dealer” means each of Deutsche Bank Securities Inc. and Goldman, Sachs & Co., and their respective successors, and any other primary United States Government securities dealers (each a “primary treasury dealer”) specified by the Company from time to time; provided, however, that if any Reference Treasury Dealer shall cease to be a primary treasury dealer, the Company shall substitute another primary treasury dealer for such Reference Treasury Dealer.
     “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by a Reference Treasury Dealer, of the bid and asking prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
     “Remaining Scheduled Payments” means the remaining scheduled payments of the principal of and interest on each Security to be redeemed that would be due after the related redemption date but for such redemption. If the redemption date is not an interest payment date with respect to the Security being redeemed, the amount of the next succeeding scheduled interest payment on the Security being redeemed will be reduced by the amount of interest accrued thereon to that redemption date.
          3. Repurchase upon a Change of Control
     If a Change of Control Triggering Event occurs, each Holder of Securities will have the right to require the Company to purchase all or a portion of such Holder’s Securities (in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof) pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the rights of Holders of Securities on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”).
     Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall mail a notice to Holders of Securities, with a written copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:
(i)	a brief description of the transaction or transactions that constitute the Change of Control Triggering Event;

(ii)	that the Change of Control Offer is being made pursuant to this Section 3 and that all Securities validly tendered will be accepted for payment;

(iii)	the Change of Control Payment and the Change of Control Payment Date, which date shall be a Business Day that is no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”);

(iv)	if the notice is mailed prior to the date of the consummation of the Change of Control, the notice will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date; and

(v)	that Holders of Securities electing to have Securities purchased pursuant to a Change of Control Offer must surrender their Securities, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of this Security completed, to the Paying Agent at the address specified in the notice, or transfer their Securities to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 3, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this section by virtue of such conflicts.

     Notwithstanding the foregoing, the Company will not be required to make an offer to repurchase the Securities upon a Change of Control Triggering Event if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all the Securities properly tendered and not withdrawn under its offer or (ii) the Company has given written notice of a redemption as provided under “Optional Redemption,” unless the Company has failed to pay the redemption price on the redemption date.
     “Below Investment Grade Rating Event” means the Securities are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on the 60th day following the occurrence of a Change of Control (which date shall be extended if the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies on such 60th day, such extension to last until the date on which the Rating Agency considering such possible downgrade either (x) rates the Securities below an Investment Grade Rating or (y) publicly announces that it is no longer considering the Securities for possible downgrade; provided, that no such extension shall occur if any of the Rating Agencies rates the Securities with an Investment Grade Rating that is not subject to review for possible downgrade on such 60th day).
     “Change of Control” means the occurrence of any of the following:
(i)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to any person, other than to the Company or one of its Subsidiaries;

(ii)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(iii)	the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

(iv)	the first day on which a majority of the members of the Board of Directors of the Company cease to be Continuing Directors; or

(v)	the adoption of a plan relating to the liquidation or dissolution of the Company.
     Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (ii) above if (1) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.
     “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
     “Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who:
(i)	was a member of such Board of Directors on the date of the issuance of the Securities; or

(ii)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).
     “Fitch” means Fitch, Inc. and its successors.
     “Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, in each case, if such Rating Agency ceases to make a rating of the Securities publicly available, the equivalent investment grade credit rating by the replacement agency selected by the Company in accordance with the procedures described in the definition of “Rating Agencies” below.

     “Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
     “Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to make a rating of the Securities publicly available, a “nationally recognized statistical rating organization,” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.
     “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.
     For purposes of Sections 2 and 3 hereof, in the event of redemption or repurchase of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
          4. Restrictive Covenants
     The restrictions on the Company’s ability to create or incur secured indebtedness (pursuant to Section 1006 of the Indenture) and to enter into certain sale and leaseback transactions (pursuant to Section 1009 of the Indenture) will be applicable to Securities of this series.
          5. Defeasance
     The Indenture contains provisions for defeasance at any time of the entire outstanding indebtedness of this Security and certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
          6. Events of Default
     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
          7. Amendment, Modification and Waiver
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
          8. Limitation on Suits
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
          9. No Alteration of the Company’s Obligation
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
          10. Transfer, Form and Denomination
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 above that amount. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     All terms used in this Security that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

Option of Holder to Elect Repurchase
If you want to elect to have this Security purchased by the Company pursuant to the Indenture, check the box below:
☐
If you want to elect to have only part of the Security purchased by the Company pursuant to the Indenture and the terms of the Security, state the amount you elect to have purchased:
$
(must be a minimum amount of $2,000 and integral multiples of $1,000 in excess thereof)
Date:
Your Signature:
                           (Sign exactly as your name appears on the face of this Security)
Tax Identification No.:
Signature Guarantee:**

**	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

Assignment Form
To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:
Assignee’s social security or tax I.D. number:
Assignee’s name, address and zip code:

and irrevocably appoint                                                                 as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
Date:
Your Signature:
                           (Sign exactly as your name appears on the face of this Security)
Signature Guarantee:
                                   (Participant in a Recognized Signature Guaranty Medallion Program)